UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 3, 2008

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(Jurisdiction of Corporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Not applicable.

(b)	Not applicable.

(c)

Under the terms of a previously announced long-term incentive plan (“LTIP”), the Company’s Chief Executive Officer, Chief Financial Officer and the other named executive officers had the potential to receive a bonus payable in restricted stock of the Company based on the achievement of certain target financial metrics for the combined fiscal year 2008 and fiscal year 2009 time period. Effective May 29, 2008, the Company’s Chief Executive Officer, Per-Olof Loof; Executive Vice President and Chief Financial Officer, David E. Gable; Senior Vice President, Tantalum Business Group, Conrado Hinojosa; Vice President, Human Resources, Larry C. McAdams; and Vice President and Chief Information Officer, Daniel E. LaMorte (each a named executive officer eligible to participate in the LTIP) have agreed to cancel any performance award which would have been payable pursuant to the terms of the LTIP regardless of whether the target financial metrics are met. Under the terms of this agreement, each of the aforementioned executives has agreed that they shall not be entitled to any replacement award for such cancellation. The cancellation agreement shall become effective if and when 100% of the LTIP participants enter into a cancellation agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

Effective June 5, 2008, the Company’s Board of Directors approved an amendment to the Company’s Bylaws which will change the way in which directors in uncontested elections would be elected such that a nominee would be required to receive a majority of the votes cast in order to be elected. The specific provision within the Company’s Bylaws which was amended was Article III, Section 2. The previous language and the amended language are shown below:

Previous Bylaw Provision

“Article III

Section 2.  Number, Election and Term of Office.  The number of directors which shall constitute the first Board of Directors shall be five. Thereafter, the number of directors shall be established from time to time by resolution of the Board of Directors.  The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors.  The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III.  If any director who at the time of his or her most recent election or appointment to a term on the Board of Directors was an officer of the Corporation ceases to be an officer of the Corporation during such term as director, such director shall no longer be qualified to be a director and shall immediately cease to be a director without any further action and a successor who is an officer of the Corporation shall be appointed as provided in Section 4 of this Article III.  Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.  The directors shall be divided into three classes.  In the event of such classification, the term of office of the first class shall expire at the annual meeting next ensuing; of the second class, one year thereafter; and of the third class, two years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full three-year term to succeed those whose terms expire.”

Amended Bylaw Provision

“Article III

Section 2.  Number, Election and Term of Office.  The number of directors which shall constitute the first Board of Directors shall be five. Thereafter, the number of directors shall be established from time to time by resolution of the Board of Directors.  Each director nominee shall be elected to the Board of Directors by the vote of the majority of the votes cast with respect to that director nominee’s election at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the director nominees shall be elected by a plurality of the votes cast.  For purposes of this Section, a majority of the votes cast means the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee.  The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III.  If any director who at the time of his or her most recent election or appointment to a term on the Board of Directors was an officer of the Corporation ceases to be an officer of the Corporation during such term as director, such director shall no longer be qualified to be a director and shall immediately cease to be a director without any further action and a successor who is an officer of the Corporation shall be appointed as provided in Section 4 of this Article III.  Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.  The directors shall be divided into three classes.  In the event of such classification, the term of office of the first class shall expire at the annual meeting next ensuing; of the second class, one year thereafter; and of the third class, two years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full three-year term to succeed those whose terms expire.”

The complete Amended and Restated Bylaws are filed herewith as Exhibit 3.2.

(b)	Not applicable.

Item 8.01 Other Events.

On June 3, 2008, the Company announced that it has reached agreement on the terms of a new medium-term credit facility in the principal amount of EUR 95.0 million with UniCredit Corporate Banking S.p.A. (“UniCredit”), a financial institution headquartered in Italy and part of the Milan-based UniCredit Group.  The Company has received a Commitment Letter from UniCredit, and is in the process of finalizing the definitive loan documentation with the bank.

Under the terms of the new credit facility, the Company will repay the principal amount in equal, semi-annual installments during the six-year term.  The credit facility will be priced at EURIBOR + 1.70%, and will be unsecured.  The use of proceeds from the new credit facility will be to refinance two existing short-term credit facilities with UniCredit totaling EUR 96.8 million and currently scheduled to mature in December 2008 and April 2009.

A copy of this News Release is furnished as Exhibit 99.1 to this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2008	KEMET Corporation

/s/ DAVID E. GABLE

David E. Gable

Executive Vice President and

Chief Financial Officer